Exhibit 99.1

                                                                                                            FOR:                            EMCOR GROUP, INC.
                                                CONTACT:                   R. Kevin Matz
                                                                                                                                        Executive Vice President
                        Shared Services
                                              203-849-7938

                        FTI Consulting
                        Investors: Effie Veres
                        212- 850-5600

                        LAK Public Relations Inc.
                        Media: Lisa Linden / David Simpson
                        212-575-4545

CAROL P. LOWE ELECTED TO THE EMCOR GROUP, INC.
BOARD OF DIRECTORS

NORWALK, CONNECTICUT, June 1, 2017 – EMCOR Group. Inc. (NYSE:  EME) today announced the election of Carol P. Lowe to the Company's Board of Directors at its 2017 Annual Meeting of Stockholders at which the Company's incumbent directors standing for re-election were also elected.

Ms. Lowe is the Senior Vice President and Chief Financial Officer of Sealed Air Corporation (NYSE:  SEE), a global manufacturer of innovative packaging and hygiene solutions of widely recognized brands such as Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey® cleaning and hygiene solutions.

Stephen W. Bershad, Chairman of the Board of EMCOR Group, Inc. commented, "We are pleased to welcome Carol to the EMCOR Board of Directors and look forward to leveraging Carol's strategic, operational and financial vision and leadership for EMCOR as we continue to grow our business and drive value for our shareholders."

Ms. Lowe joined Sealed Air in June 2012 and previously (2002 – 2012) held executive operational and financial positions at Carlisle Companies Incorporated (NYSE: CSL), a diversified global manufacturing company.

Ms. Lowe is a Certified Public Accountant and is a member of C200.  She received a B.S. in Accounting, from the University of North Carolina, Charlotte and an M.B.A. from Duke University's Fuqua School of Business.

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services.  This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2016 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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